Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-89576) of EnPro Industries, Inc. Retirement Savings Plan for Salaried Employees of our report dated June 25, 2009 relating to the financial statements of EnPro Industries, Inc. Retirement Savings Plan for Salaried Employees, which appears in this Form 11-K.

/s/ Greer & Walker, LLP

Charlotte, North Carolina
June 25, 2009

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